Exhibit 10.10

Slade's Ferry Bank

LIFE INSURANCE

ENDORSEMENT METHOD SPLIT DOLLAR PLAN

AGREEMENT
Owner:	Slade's Ferry Bank
Policy Number:	Mass Mutual 0036855 Southland Life 06 0009 3732
Insured:	Janice R. Partridge
Relationship of Insured to Bank:	Key Executive

The respective rights and obligations of the Bank (herein Owner) and the Insured (herein Insured) in the above-referenced policy shall be pursuant to the terms set forth below:

I. DEFINITIONS

Refer to the policy contract for the definition of all terms in this Agreement.

II. POLICY TITLE AND OWNERSHIP

Title and ownership shall reside in the Owner for its use and for the use of the Insured all in accordance with the Agreement. The Owner alone may, to the extent of its interest, exercise the right to borrow or withdraw on the policy cash values. Where the Owner and the Insured mutually agree to exercise the right to increase the coverage under the subject Split Dollar policy, then, in such event, the rights, duties and benefits of the parties to such increased coverage shall continue to be subject to the terms of this Agreement.

III. BENEFICIARY DESIGNATION RIGHTS

The Insured shall have the right and power to designate a beneficiary or beneficiaries to receive the Insured's share of the proceeds payable upon the death of the Insured, and to elect and change a payment option for such beneficiary, subject to any right or interest the Owner may have in such proceeds, as provided in this Agreement.

IV. PREMIUM PAYMENT METHOD

The Bank shall pay all premiums necessary to keep the policy in force.

V. TAXABLE BENEFIT

The Bank will report to the Insured the amount of imputed income each year on Form W-2 or its equivalent, the amount of taxable benefit derived by the Insured.

VI. DIVISION OF DEATH PROCEEDS

Subject to Paragraphs VII and IX herein, the division of the death proceeds of the policy is as follows:

A.

Should the Insured be employed by the Bank upon death, the Insured's beneficiary(ies), designated in accordance with Paragraph III, shall be entitled to an amount equal to three times (3x's) the Insured's salary at the time of death.

B.

Should the Insured by retired from the Bank upon death, the Insured's beneficiary(ies), designated in accordance with Paragraph III, shall be entitled to an amount equal to three time (3x's) the Insured's salary at the time of retirement from the Bank.

C.

Should the Insured leave the employment of the Bank (voluntarily or involuntarily) prior to retirement, early retirement, or medical retirement, the Insured's beneficiary(ies), designated in accordance with Paragraph III, shall be entitled to an amount equal to five thousand and No/00ths ($5,000.00).

D.	The Bank shall be entitled to the remainder of proceeds.
E.

The Bank and the Insured (or assignee) shall share in any interest due on the death proceeds on a pro rata basis as the proceeds due each respectively bears to the total proceeds, excluding any such interest.

VII. DIVISION OF THE CASH SURRENDER VALUE OF THE POLICY

The Bank shall at all times be entitled to an amount equal to the policy's cash value, as that term is defined in the policy contract, less any policy loans and unpaid interest or cash withdrawals previously incurred by the Bank and any applicable surrender charges. Such cash value shall be determined as of the date of surrender or death as the case may be.

VIII. TERMINATION OF AGREEMENT

This Agreement shall terminate upon the occurrence of the following:

1.

The Insured shall be discharged from employment with the Bank for cause. The term for "cause" shall mean any of the following that result in an adverse effect on the Bank: (i) gross negligence or gross neglect; (ii) the commission of a felony or gross misdemeanor involving moral turpitude, fraud, or dishonesty; (iii) the willful violation of any law, rule, or regulation (other than a traffic violation or similar offense); (iv) an intentional failure to perform stated duties; or (v) a breach of fiduciary duty involving personal profit.

Except as provided above, this Agreement shall terminate upon distribution of the death benefit proceeds in accordance with Paragraph VI above.

IX. INSURED'S OR ASSIGNEE'S ASSIGNMENT RIGHTS

The Insured may not, without the written consent of the Bank, assign to any individual, trust or other organization, any right, title, or interest in the subject policy nor any rights, options, privileges or duties created under this Agreement.

X. AGREEMENT BINDING UPON THE PARTIES

This Agreement shall bind the Insured and the Bank, their heirs, successors, personal representatives, and assigns.

XI. ERISA PROVISIONS

The following provisions are part of this Agreement and are intended to meet the requirements of the Employee Retirement Income Security Act of 1974 ("ERISA"):

A.	Named Fiduciary and Plan Administrator.

The "Plan Administrator" of this Endorsement Method Split Dollar Agreement shall be Slade's Ferry Bank's Senior Human Resources Officer until resignation or removal by the Board of Directors. As Administrator, the Bank shall be responsible for the management, control, and administration of this Split Dollar Plan as established herein. The Administrator may delegate to others certain aspects of the management and operation responsibilities of the Plan, including the employment of advisors and the delegation of any ministerial duties to qualified individuals.

B.	Funding Policy.
The funding policy for this Split Dollar Plan shall be to maintain the subject policy in force by paying, when due, all premiums required.
C.	Basis of Payment of Benefits.
Direct payment by the Owner is the basis of payment of benefits under this Agreement, with those benefits in turn being based on the payment of premiums as provided in this Agreement.
D.	Claim Procedures.
Claim forms or claim information as to the subject policy can be obtained by contacting The Benefit Marketing Group, Inc.

In the event that a claim is not eligible under the policy, the Owner will notify the Named Fiduciary of the denial pursuant to the requirements under the terms of the policy. If the Named Fiduciary is dissatisfied with the denial of the claim and wishes to contest such claim denial, they should contact the office named above and they will assist in making inquiry to Owner. All objections to the Owner's actions should be in writing and submitted to the office named above for transmittal to the Owner.

XII. GENDER

Whenever in this Agreement words are used in the masculine or neuter gender, they shall be read and construed as in the masculine, feminine, or neuter gender, whenever they should so apply.

XIII. INSURANCE COMPANY NOT A PARTY TO THIS AGREEMENT

The insurance company shall not be deemed a party to this Agreement, but will respect the rights of the parties as herein developed upon receiving an executed copy of this Agreement. Payment or other performance in accordance with the policy provisions shall fully discharge the insurance company for any and all liability.

XIV. CHANGE OF CONTROL

Change of Control shall be deemed to be the cumulative transfer of more than fifty percent (50%) of the voting stock of Slade's Ferry Bancorp from the date of this Agreement. For the purposes of this Agreement, transfers on account of deaths or gifts, transfers between family members, or transfers to a qualified retirement plan maintained by the Bank shall not be considered in determining whether there has been a Change of Control. Upon a Change of Control, if the Insured's employment is subsequently terminated, except for cause, then the Insured shall be one hundred percent (100%) vested in the benefits promised in this Agreement and, therefore, upon the death of the Insured, the Insured's beneficiary(ies) (designated in accordance with Paragraph III) shall receive the death benefit provided herein as if the Insured had died while employed by the Bank. [See Subparagraphs VI (A) & (B)].

XV. AMENDMENT OR REVOCATION

It is agreed by and between the parties hereto that, during the lifetime of the Insured, this Agreement may be amended or revoked at any time or times, in whole or in party, by the mutual written consent of the Insured and the Bank.

XVI. EFFECTIVE DATE

The Effective Date of this Agreement shall be April 27, 2000.

XVII. SEVERABILITY AND INTERPRETATION

If a provision of this Agreement is held to be invalid or unenforceable, the remaining provisions shall nonetheless be enforceable according to their terms. Further, in the event that any provision is held to be over broad as written, such provision shall be deemed amended to narrow its application to the extent necessary to make the provision enforceable according to law and enforced as amended.

XVIII. APPLICABLE LAW

The validity and interpretation of this Agreement shall be governed by the laws of the State of Massachusetts.

Executed in Somerset, Massachusetts this 27th day of April, 2000.

SLADE'S FERRY TRUST CO. Somerset, Massachusetts
/s/ Charlene J. Jarest Witness	By: /s/ James D. Carey	President Title
/s/ Charlene J. Jarest Witness	/s/ Janice R. Partridge Insured

MassMutual
The Blue Chip Company (sm)
Massachusetts Mutual Life Insurance Company
Springfield, MA 01111-0001

Flexible Premium Life Insurance Policy
POLICY NUMBER	0 036 855
INSURED	JANICE R PARTRIDGE
SELECTED FACE AMOUNT	$ 177,868

Dear Policy Owner:

READ YOUR POLICY CAREFULLY. It has been written in readable language to help You understand its terms. We have used examples to explain some of its provisions. These examples do not reflect the actual amounts or status of this policy. As You read through this policy, remember the words "You" and "Your" refer to the Owner and "We", "Us" and "Our" refer to Massachusetts Mutual Life Insurance Company.

We will, subject to the terms of this policy, pay the death benefit to the Beneficiary when due proof of the Insured's death is received at Our Home Office. The terms of this policy are contained on this and the following pages, together with attached application(s).

For service or information on this policy, contact the agent who sold this policy, any of Our agency offices or Our Home Office.

YOU HAVE A RIGHT TO RETURN THIS POLICY. If you decide not to keep this policy, return it within 10 days after You receive it. This policy may be returned by delivering or mailing it to Our Home Office, to any of Our agency offices, or to the agent who sold this policy. Then, this policy will be as though it had never been issued. We will promptly refund any premium paid for this policy; minus any amounts borrowed or withdrawn.

Signed for Massachusetts Mutual Life Insurance Company.

Sincerely Yours,
/s/ R J O'Connell President	/s/ Ann F. Lomeli Secretary
This Policy provides that:

Insurance is payable when the Insured dies.
Within specified limits, flexible premiums may be paid during the Insured's lifetime.
Within specified limits, the Selected Face Amount may be decreased.
This policy is non-participating.

The Schedule Page

This page shows specific information about this policy and is referred to throughout the policy
Policy Number	0 036 855
Insured	JANICE R PARTRIDGE
Selected Face Amount	$ 177,868
Issue Date	April 27, 2000
Policy Date	April 27, 2000
Paid-Up Policy Date	April 27, 2052
Insured's Age On Policy Date	48 Female

Basic Policy Information
Plan	Selected Face Amount	Minimum Face Amount	Death Benefit Option
Flexible Premium Life Insurance Policy	$ 177,868	See Minimum Face Amount Provision	2

Premium Information      As of April 27, 2000

First Premium                   $80,783,00

First Premium is 100% of premium paid.

Other Information

Monthly face amount charge is $0.00 for total amount of coverage provided under this policy, including any riders. See Monthly Charges in Part 3.

An administrative charge is deducted from the account value on each Monthly Calculation Date. It will not be more than $9.00 per month.

This is a Non-Tobacco policy.

This policy was issued on a Guaranteed Issue underwriting basis.

Owner and Beneficiary - See application attached to and made a part of this policy.

It is possible that coverage will expire prior to the paid up policy date where either no premiums are paid following payment of the initial premium or subsequent premiums are insufficient to continue coverage to such date.

POLICY COMPONENT ANALYSIS
Slades Ferry Trust Company Somerset, MA May 18, 2000	Opportunity Cost: 5% Marginal Tax Rate: 36%	Janice R. Partridge MassMutual
Age	End of Year	Total Premiums Paid	Policy Surrender Values	Proceeds At Death (Net of Split Dollar Pymnt)	Total Insurance Amount	Net Amount at Risk	Annualized Tax Equivalent YIeld	Gross Income From Policies	Policy Loads	Policy Surrender Charges	Insurance Costs	Total Income From Policies	Insurance Costs Per $1,000 of Face Value
48	2000	$80,783	$ 85,367		$274,028	$188,661	8.87%	$ 4,807			($223)	$ 4,584	($0.81)
49	2001		89,943		279,723	189,780	8.38%	5,079			($503)	4,576	($1.80)
50	2002		94,779		286,233	191,454	8.40%	5,352			($516)	4,836	($1.80)
51	2003		99,893		291,687	191,794	8.43%	5,639			($526)	5,114	($1.80)
52	2004		105,297		299,044	193,747	8.45%	5,944			($539)	5,404	($1.80)
53	2005		111,012		305,283	194,271	8.48%	6,265			($550)	5,715	($1.80)
54	2006		117,054		312,535	195,481	8.50%	6,605			($563)	6,042	($1.80)
55	2007		123,444		319,720	196,276	8.53%	6,965			($575)	6,390	($1.80)
56	2008		130,203		326,810	196,607	8.56%	7,345			($586)	6,759	($1.79)
57	2009		137,351		335,136	197,785	8.58%	7,747			($599)	7,148	($1.79)
58	2010		144,911		343,440	198,528	8.60%	8,172			($612)	7,560	($1.78)
59	2011		152,910		351,692	198,783	8.62%	8,622			($624)	7,999	($1.77)
60	2012		161,355		359,822	198,467	8.63%	9,098			($653)	8,445	($1.81)
61	2013		170,251		369,444	199,194	8.61%	9,601			($705)	8,896	($1.91)
62	2014		179,627		377,217	197,590	8.61%	10,130			($754)	9,376	($2.00)
63	2015		189,508		386,596	197,088	8.59%	10,688			($807)	9,881	($2.09)
64	2016		199,912		397,826	197,913	8.58%	11,276			($871)	10,404	($2.19)
65	2017		210,877		406,993	196,116	8.57%	11,895			($930)	10,965	($2.29)
66	2018		222,423		418,155	195,732	8.55%	12,547			($1,001)	11,546	($2.40)
67	2019		234,581		429,283	194,702	8.54%	13,234			($1,076)	12,158	($2.51)
68	2020		247,385		440,345	192,960	8.53%	13,958			($1,153)	12,804	($2.62)
69	2021		260,856		453,890	193,034	8.51%	14,719			($1,248)	13,471	($2.75)
70	2022		275,044		464,825	189,781	8.50%	15,521			($1,333)	14,188	($2.87)
71	2023		289,965		478,442	188,477	8.48%	16,365			($1,445)	14,920	($3.02)
72	2024		305,650		492,096	186,446	8.45%	17,253			($1,568)	15,685	($3.19)
73	2025		322,125		505,736	183,611	8.42%	18,186			($1,711)	16,475	($3.38)
74	2026		339,410		519,298	179,888	8.38%	19,166			($1,881)	17,286	($3.62)
75	2027		357,439		536,159	178,720	8.30%	20,195			($2,166)	18,029	($4.04)
76	2028		376,245		554,113	177,868	8.22%	21,268			($2,462)	18,805	($4.44)
77	2029		395,778		573,646	177,868	8.11%	22,387			($2,853)	19,534	($4.97)
78	2030		416,016		593,884	177,868	7.99%	23,549			($3,311)	20,238	($5.58)
79	2031		436,927		614,795	177,868	7.85%	24,753			($3,842)	20,911	($6.25)
80	2032		458,539		636,407	177,868	7.73%	25,997			($4,384)	21,613	($6.89)
81	2033		480,757		658,625	177,868	7.57%	27,283			($5,066)	22,217	($7.69)
82	2034			$681,396				200,639				200,639

Benmark  Projected values are based primarily on current non-guaranteed elements and assumptions. (see Introduction Section for more details)

SOUTHLAND LIFE INSURANCE COMPANY
(A TEXAS CORPORATION)
5780 POWERS FERRY ROAD, N. W. ATLANTA, GEORGIA 30327-4390
MAILING ADDRESS
P. O. BOX 105006 ATLANTA, GEORGIA 30348-5006
A STOCK COMPANY - ESTABLISHED 1908
Janice R Partridge

06 009 3732            $177,868

Agreement by Southland Life Insurance Company

Southland Life Insurance Company will pay the benefits described in this Policy in accord with the terms of this Policy.

Consideration for Issuing This Policy

This Policy is issued in consideration of:

1.    the application; and

2.    payment of at least the Minimum Initial Premium.

Please Read Your Policy Carefully

This Policy is a legal Policy between you as Owner of the Policy and the Company.

10 Day Right to Examine This Policy

You have the right to examine and return this Policy. You may return it by mail or other delivery to the agent who sold it to you or to our Home Office within 10 days after you receive it. It will then be void from the beginning. Upon return of the Policy, we will refund all premiums paid.

This Policy is signed for Southland Life Insurance Company by
/s/ Stephen M. Christopher	/s/ B. Scott Burton
Stephen M. Christopher President	B. Scott Burton Secretary

FLEXIBLE PREMIUM ADJUSTABLE LIFE INSURANCE POLICY

Death Benefit Proceeds Payable at Insured's Death

Flexible Premiums Payable until Attained Age 100

This Policy is Nonparticipating and is not Eligible for Dividends

SCHEDULE
POLICY NUMBER	06 009 3732
INSURED	Janice R Partridge
AGE	48
SEX	Female
RATING CLASS	Select Business NT
RATING FACTOR	1.25
FACE AMOUNT	$177,868
MINIMUM FACE AMOUNT	$50,000
POLICY DATE	April 27, 2000
MONTHLY PROCESSING DATE	27th
DEATH BENEFIT TYPE	B
PREMIUM PAYMENT FREQUENCY AT ISSUE	Single Premium
FIRST PREMIUM	$76,157.00
MINIMUM INITIAL PREMIUM	$80.04
PLANNED PERIODIC PREMIUM
GUARANTEED MINIMUM INTEREST RATE	3.50%
LOAN INTEREST RATE	5.50%
REDUCED LOAN INTEREST RATE	4.00%
BENEFICIARY NAME	See Application
BENEFICIARY RELATIONSHIP
OWNER	Slades Ferry Trust Co.

PLANNED PERIODIC PREMIUM AT ISSUE ON AVAILABLE

PAYMENT FREQUENCIES
Annual	$76,157.00	Quarterly	$19,039.25
Semi-Annual	$38,078.50	Special Monthly	$6,346.42

IT IS POSSIBLE THAT COVERAGE WILL TERMINATE PRIOR TO AGE 100 IF NO PREMIUMS ARE PAID FOLLOWING PAYMENT OF THE FIRST PREMIUM OR IF THE PLANNED PREMIUMS ARE INSUFFICIENT. BASED ON YOUR POLICY'S GUARANTEED MAXIMUM COST, GUARANTEED MINIMUM INTEREST RATE AND YOUR PAYMENT OF PLANNED PREMIUMS, THE POLICY WILL TERMINATE ON 11/01/2004 WITH NO VALUE.

POLICY COMPONENT ANALYSIS
Slades Ferry Trust Company Somerset, MA May 18, 2000	Opportunity Cost: 5% Marginal Tax Rate: 36%	Janice R. Partridge Southland Life
Age	End of Year	Total Premiums Paid	Policy Surrender Values	Proceeds At Death (Net of Split Dollar Pymnt)	Total Insurance Amount	Net Amount at Risk	Annualized Tax Equivalent YIeld	Gross Income From Policies	Policy Loads	Policy Surrender Charges	Insurance Costs	Total Income From Policies	Insurance Costs Per $1,000 of Face Value
48	2000	$76,157	$ 80,377		$260,473	$180,096	8.66%	$ 4,341			($121)	$ 4,220	($0.46)
49	2001		84,693		265,985	181,292	8.39%	4,581			($265)	4,316	($1.00)
50	2002		89,109		271,265	182,156	8.15%	4,828			($412)	4,416	($1.52)
51	2003		93,782		276,785	183,003	8.19%	5,079			($406)	4,673	($1.47)
52	2004		98,729		282,560	183,831	8.24%	5,346			($399)	4,947	($1.41)
53	2005		103,965		288,615	184,650	8.29%	5,628			($392)	5,236	($1.36)
54	2006		109,508		294,950	185,442	8.33%	5,926			($383)	5,543	($1.30)
55	2007		115,375		301,575	186,200	8.37%	6,242			($375)	5,867	($1.24)
56	2008		121,527		308,341	186,814	8.33%	6,576			($424)	6,152	($1.38)
57	2009		127,967		315,209	187,242	8.28%	6,927			($487)	6,440	($1.55)
58	2010		134,706		322,158	187,452	8.23%	7,294			($555)	6,739	($1.72)
59	2011		141,754		329,179	187,425	8.18%	7,678			($630)	7,048	($1.91)
60	2012		149,138		336,324	187,186	8.14%	8,080			($696)	7,384	($2.07)
61	2013		156,820		343,496	186,676	8.05%	8,501			($819)	7,682	($2.38)
62	2014		164,854		350,830	185,976	8.00%	8,939			($905)	8,034	($2.58)
63	2015		173,302		358,481	185,179	8.01%	9,397			($949)	8,448	($2.65)
64	2016		182,186		366,496	184,310	8.01%	9,878			($994)	8,884	($2.71)
65	2017		191,530		374,894	183,364	8.01%	10,385			($1,041)	9,344	($2.78)
66	2018		201,357		383,683	182,326	8.02%	10,917			($1,090)	9,827	($2.84)
67	2019		211,694		392,850	181,156	8.02%	11,477			($1,140)	10,337	($2.90)
68	2020		222,644		402,512	179,868	8.08%	12,067			($1,117)	10,950	($2.77)
69	2021		234,123		412,461	178,338	8.06%	12,691			($1,212)	11,479	($2.94)
70	2022		246,156		424,024	177,868	8.03%	13,345			($1,312)	12,033	($3.09)
71	2023		258,754		436,622	177,868	8.00%	14,031			($1,433)	12,598	($3.28)
72	2024		271,934		449,802	177,868	7.96%	14,749			($1,569)	13,180	($3.49)
73	2025		285,700		463,568	177,868	7.91%	15,500			($1,734)	13,766	($3.74)
74	2026		300,065		477,933	177,868	7.86%	16,285			($1,920)	14,365	($4.02)
75	2027		315,024		492,892	177,868	7.79%	17,104			($2,145)	14,959	($4.35)
76	2028		330,577		508,445	177,868	7.71%	17,956			($2,403)	15,553	($4.73)
77	2029		346,682		524,550	177,868	7.61%	18,843			($2,738)	16,105	($5.22)
78	2030		363,310		541,178	177,868	7.49%	19,761			($3,133)	16,628	($5.79)
79	2031		380,387		558,255	177,868	7.34%	20,709			($3,632)	17,077	($6.51)
80	2032		398,177		576,045	177,868	7.31%	21,682			($3,892)	17,790	($6.76)
81	2033		416,481		594,349	177,868	7.18%	22,696			($4,392)	18,304	($7.39)
82	2034			$613,193				196,712				196,712